Exhibit 23.


                  Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-15149, Post-effective Amendment No. 3 to No. 33-4436, No. 33-40800, No. 33-40801, and No. 33-48169; Form S-8,
No. 333-04951; and Form S-8, No. 333-04913) and the Registration Statement (Form S-3, No. 33-48168) of Questar Corporation and in the related Prospectus of our report dated February 7, 2000, with respect to the consolidated financial statements of Questar Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1999.



Salt Lake City, Utah
March 23, 2000